 Exhibit 10.3

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

sono group n.v.

Convertible Debenture

Principal Amount: $3,000,000

Debenture Issuance Date: March 10, 2026

Debenture Number: SEV-10

FOR VALUE RECEIVED, SONO GROUP N.V., a Dutch public limited liability company (the “Company”), hereby promises to pay to the order of YA II PN, Ltd., or its registered assigns (the “Holder”), the amount set out above as the principal amount (as reduced or increased pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Debenture Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). The term “Debenture” used herein shall mean this convertible debenture and any debenture issued in replacement thereof. Certain capitalized terms used herein are defined in Section 14.

(1)           GENERAL TERMS

(a)             Funding. On the Issuance Date, upon the execution and delivery of this Debenture and the closing statement executed by the Company, the Holder shall pay to the Company the Principal Amount set forth above in immediately available funds to an account designated by the Company in writing in the closing statement, and the Company shall deliver this Debenture to the Holder with a Principal amount equal to the full Principal Amount set forth above, duly executed on behalf of the Company.

(b)            Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The “Maturity Date” shall be March 10, 2027, as may be extended at the option of the Holder. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest

(c)            Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 12% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 18% upon an Event of Default for so long as it remains uncured. Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(2)           PAYMENTS

(a)            RESERVED

(b)            Early Redemption. The Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Debenture as described in this Section; provided that (i) the trading price of the Ordinary Shares is less than the Fixed Conversion Price and (ii) the Company provides the Holder with at least five (5) Business Days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Convertible Debenture to be redeemed and the applicable Redemption Premium. The “Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus the applicable Redemption Premium, plus all accrued and unpaid interest. After receipt of the Redemption Notice, the Holder shall have five (5) Business Days to elect to convert all or any portion of the Debenture. On the 6th Business Day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions effected during the five (5) Business Day period.

(3)            EVENTS OF DEFAULT.

(a)            An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)               the Company’s or any Guarantor’s failure to pay to the Holder any amount of Principal, Redemption Premium, Interest, or other amounts when and as due under this Debenture or any other Transaction Document;

(ii)              The Company, any Subsidiary of the Company, or there shall be commenced against the Company, any Subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company, any Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, any Subsidiary of the Company and any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the Company, any Subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company, any Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company, any Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Company, any Subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company, any Subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company, any Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company, any Subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii)             The Company, any Subsidiary of the Company shall default in any of its obligations under any obligation or any promissory note, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company, any Subsidiary of the Company in an amount exceeding EUR 200,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable and such default is not thereafter cured within five (5) Business Days;

(iv)              The Company, any Subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section 14) unless in connection with such Change of Control Transaction this Debenture is retired;

(v)             The Company’s (A) failure to issue and deliver the required number of Ordinary Shares to the Holder within four (4) Business Days after the applicable Share Delivery Date or (B) notice, written or oral, to any holder of the Debenture, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of the Debenture into Ordinary Shares that is tendered in accordance with the provisions of the Debenture, other than pursuant to Section 4(c);

(vi)            The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined in Section 4(b)(ii) herein) within five Business Days after such payment is due;

(vii)           The Company’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act . For purposes hereof, “Periodic Reports” means the Company’s (i) Annual Report on Form 10-K for the fiscal year ending December 31, 2024, (ii) any current report to be filed on Form 8-K, and (iii) all other reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K) for so long as any amounts are outstanding under this Debenture; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations;

(viii)              Any representation or warranty made or deemed made by the Company, any Subsidiary of the Company in any Transaction Document shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(ix)               Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or the Company or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or the Company or any Guarantor denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in line with the relevant termination provisions) or rescind any Transaction Document;

(x)             The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by Section (3)(a)(i) through (3)(a)(ix) hereof) or any other Transaction Document (as defined in Section 14) which is not cured or remedied within the time prescribed (if any);

(xi)        Any Event of Default (as defined in the Other Debentures or in any Transaction Document other than this Debenture) occurs respect to any Other Debentures held by the Holder or any breach of any material term of any other debenture, note, or instrument held by the Holder in the Company or any agreement between or among the Company and the Holder; or

(xii)       RESERVED

(b)           During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and has not been cured within the applicable cure period, if any, (other than an event with respect to the Company described in Section 3(a)(ii)) the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under any other Transaction Document, to the date of acceleration shall become at the Holder's election given by notice pursuant to Section 7, immediately due and payable in cash; provided that, in case of any event with respect to the Company described in Section 3(a)(ii), the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under any other Transaction Document, to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert, at the Conversion Rate, on one or more occasions all or part of the Conversion Amount in accordance with Section 4 hereof (subject to the beneficial ownership limitations set out in Section (4)(c)) at any time after (x) an Event of Default (provided that such Event of Default is continuing) or (y) the Maturity Date. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(4)           CONVERSION OF DEBENTURE. This Debenture shall be convertible into Ordinary Shares, on the terms and conditions set forth in this Section 4.

(a)            Conversion Right. Subject to the limitations of Section (4)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and non-assessable (meaning that the holders of the Ordinary Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Shares) Ordinary Shares in accordance with Section (4)(b), at the Conversion Rate (as defined below). The number of Ordinary Shares issuable upon conversion of any Conversion Amount pursuant to this Section (4)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”). The Company shall not issue any fraction of an Ordinary Share upon any conversion. If the issuance would result in the issuance of a fraction of an Ordinary Share, the Company shall round such fraction of an Ordinary Share up to the nearest whole share. The Company shall pay any and all issuance tax, stamp duties and similar documentary taxes that may be payable with respect to the issuance and delivery of Ordinary Shares upon conversion of any Conversion Amount.

 (i)          “Conversion Amount” means the portion of the Principal and/or accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)           “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination the lower of (i) a price per Ordinary Share equal to USD 18.75 (the “Fixed Conversion Price”), or (ii) 85% of the lowest daily VWAP of the Ordinary Shares during the seven (7) consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Conversion Price”), provided that the Variable Conversion Price shall not be lower than the Floor Price then in effect; provided, further, that under no circumstances, will the Conversion Price per Ordinary Share be less than the nominal value of one Ordinary Share (translated into USD on the applicable Share Delivery Date (as defined below)). The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

(b)            Mechanics of Conversion.

(i)               Optional Conversion. To convert any Conversion Amount into Ordinary Shares on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section (4)(b)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Ordinary Shares and provided that the Transfer Agent is participating in the Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Ordinary Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered Ordinary Shares in the name of the Holder or its designee, for the number of Ordinary Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the Ordinary Shares issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such Ordinary Shares upon the transmission of a Conversion Notice. In connection with any conversion of a Conversion Amount into Ordinary Shares on a Conversion Date, the Company shall, on the relevant Share Delivery Date, set off (verrekenen) its debt under the relevant Debenture(s) to pay such Conversion Amount against its receivable from the Holder to pay up in full, and satisfy the issue price, for the relevant Ordinary Shares issuable upon such conversion (and, for that purpose, such issue price shall be the same amount as the Conversion Amount).

(ii)              Company's Failure to Timely Convert. If within three (3) Trading Days after the Company's receipt of an email copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of Ordinary Shares to which the Holder is entitled upon its conversion of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Holder of Ordinary Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Ordinary Shares so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such Ordinary Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Ordinary Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Ordinary Shares, times (B) the Closing Price on the Conversion Date.

(iii)             Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

(c)            Limitations on Conversions.

(i)               Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture or receive Ordinary Shares hereunder to the extent that after giving effect to such conversion or receipt of such Ordinary Shares, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of Ordinary Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Ordinary Shares in excess of 4.99% of the then outstanding Ordinary Shares without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (4)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by the Holder upon not less than 65 days prior notice to the Company.

(ii)              Compliance with Rules of Principal Market. Notwithstanding anything to the contrary herein, the Company shall not issue any Ordinary Shares under this Debenture to the extent (but only to the extent) that after giving effect to such issuance the aggregate number of Ordinary Shares issued under this Debenture would exceed 19.99% of the aggregate number of Ordinary Shares issued and outstanding as of the Issuance Date of this Debenture, which number shall be reduced, on a share-for-share basis, by the number of Ordinary Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Note under the applicable rules of the rules or regulations of the Nasdaq Stock Market LLC (the “Nasdaq”) (such maximum number of shares, the “Exchange Cap”) unless the Company’s stockholders have approved the issuance of Common Shares pursuant to this Note in excess of the Exchange Cap, or the Company is exempt from such requirements, in accordance with the applicable rules of the Nasdaq.

(d)            Other Provisions.

(i)                All calculations under this Section (4) shall be rounded to the nearest $0.0001 or whole share.

(ii)              The Company covenants that the number of Ordinary Shares comprised in the Company's authorized share capital but unissued and not otherwise reserved for issuance (including (i) in relation to equity or debt securities convertible into or exchangeable or exercisable for or that can be settled in Ordinary Shares (other than the Debenture and the Other Debentures) and (ii) Ordinary Shares remaining available for issuance under the Company's equity incentive plans) shall be not less than the maximum number of Ordinary Shares issuable upon conversion of this Debenture and the Other Debentures (assuming for purposes hereof that (x) each debenture is convertible at the Floor Price stated therein as of the date of determination, (y) any such conversion shall not take into account any limitations on the conversion of each debenture set forth herein, including the Floor Price (the “Required Reserve Amount”), provided that at no time shall the number of Ordinary Shares reserved pursuant to this section 4(d)(ii) be reduced other than proportionally with respect to all Ordinary Shares in connection with any conversion (other than pursuant to the conversion of this Debenture and the Other Debentures in accordance with their terms) and/or cancellation, or reverse stock split. If at any time the number of Ordinary Shares reserved pursuant to this section 4(d)(ii) becomes less than the Required Reserve Amount, the Company will promptly take all corporate action necessary to propose to its general meeting of shareholders an increase of its authorized share capital necessary to meet the Company's obligations pursuant to this Debenture, recommending that shareholders vote in favor of such an increase. The Company covenants that, upon issuance in accordance with conversion of this Debenture in accordance with its terms, the Ordinary Shares, when issued, will be validly issued, fully paid and non-assessable (meaning that the holders of the Ordinary Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Shares).

(iii)              Nothing herein shall limit the Holder's right to pursue actual damages or declare an Event of Default pursuant to Section (3) herein for the Company’s failure to deliver certificates representing Ordinary Shares upon conversion within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iv)             Legal Opinions. The Company is obligated to cause its legal counsel to deliver legal opinions to the Company’s transfer agent or registrar, as may be required in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof.

(e)            Adjustment of Conversion Price upon Subdivision or Combination of Ordinary Shares. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares, (b) subdivide outstanding Ordinary Shares into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (d) issue by reclassification of shares of the Ordinary Shares any shares of capital stock of the Company, then each of the Fixed Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Ordinary Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(f)             Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder's option, (i) in addition to the Ordinary Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Ordinary Shares had such Ordinary Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the Ordinary Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Ordinary Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to Ordinary Shares) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture. Notwithstanding the foregoing, the Company shall have the right to pay in cash the Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, immediately prior to the consummation of the Fundamental Transaction in accordance with the early redemption provisions set forth in Section 2(b).

(g)            Whenever the Conversion Price is adjusted pursuant to Section 4 hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(h)            In case of any (1) merger or consolidation of the Company or any Subsidiary of the Company with or into another Person, or (2) sale by the Company or any Subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, the Holder shall have the right to (A) exercise any rights under Section (3)(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Ordinary Shares following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Ordinary Shares into which such aggregate outstanding amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales, would have been entitled to receive, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a Principal amount equal to the aggregate Principal amount of this Debenture then held by the Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debenture was issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Ordinary Shares would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(5)           REISSUANCE OF THIS DEBENTURE.

(a)            Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section (7)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (7)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (4)(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

(b)            Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (5)(d)) representing the outstanding Principal.

(c)            Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section (5)(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)            Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section (5)(a) or Section (5)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(6)           NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an express courier service, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	Sono Group N.V.
Waldmeisterstra?e 93 80935 Munich Germany
Attn: Kevin McGurn
Email: [***]

If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: [***]
Email: [***]

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(7)           Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause its Subsidiaries not to, without the consent of the Holder, (i) amend its articles of association so as to materially and adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire Ordinary Shares or other equity securities; or (iii) enter into any agreement with respect to any of the foregoing.

(8)           This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Ordinary Shares in accordance with the terms hereof.

(9)           After the Issuance Date, without the Holder’s consent, the Company will not and will not permit any of its Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness or any security interests or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

(10) CHOICE OF LAW; VENUE. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Supreme Court of the State of New York located in the City of New York, Borough of Manhattan, and the U.S. District Court for the Southern District of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(11)         If the Company or any Guarantor fails to materially comply with the terms of this Debenture and/or any other Transaction Documents, then, to the extent reasonably incurred and documented, the Company shall reimburse the Holder for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture and/or any other Transaction Document, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(12)         Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(13)         If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(14)         Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(15)         CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:

(a)             “Bloomberg” means Bloomberg Financial Markets.

(b)            “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(c)            “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the management board or supervisory board of the Company (other than as due to the death or disability of a member of the management board or supervisory board) which is not approved by a majority of those individuals who are members of the management board or supervisory board on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the management board or supervisory board was approved by a majority of the members of the management board or supervisory board who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any Subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned Subsidiary shall be deemed a Change of Control Transaction under this provision.

(d)          “Closing Price” means the price per share in the last reported trade of the Ordinary Shares on a Primary Market or on the exchange or over-the-counter market on which the Ordinary Shares is then listed as quoted by Bloomberg.

(e)          “Commission” means the Securities and Exchange Commission.

(f)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)          “Floor Price” solely with respect to the Variable Conversion Price, shall mean a price per share equal to 20% of the Closing Price on the Trading Day immediately prior to the Issuance Date of this Debenture.

(h)           “Fundamental Transaction means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned Subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property.

(i)           “Guarantor” means Sono Group N.V. Florida LLC.

(j)             RESERVED

(k)            “Obligations” means all of the Company’s and each Guarantor’s now existing and hereafter created or arising obligations, indebtedness and liabilities of any kind (whether primary or secondary, conditional or unconditional, contingent or noncontingent, joint or several) owed to the Holder, whether existing, created, incurred or arising in the Company’s or such Guarantor’s capacity as a borrower, guarantor, indemnitor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor, including (a) any loan amount, principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fee, charge, indemnification obligation, reimbursement obligation, royalty, premium, cost, expense, price, rent or other amount owed by the Company or such Guarantor to the Holder at any time, including future advances, protective advances and other financial accommodations, (b) any obligations, indebtedness or liabilities of the Company and the Guarantors to the Holder under any Transaction Document at any time, and (c) any of the foregoing that may have been, or that may be, acquired by the Holder from any third party, the Company or any Guarantor at any time.

(l)            “Ordinary Shares” means the Ordinary Shares, nominal value €0.01, of the Company and shares of any other class into which such shares may hereafter be changed or reclassified.

(m)          “Other Debentures” means any other convertible debentures, promissory notes, or other forms of indebtedness issued by the Holder to the Company after the date hereof.

(m)          “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(n)            RESERVED

(o)           “Primary Market” means any of the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, The New York Stock Exchange, and any successor to any of the foregoing markets or exchanges.

(p)           “Redemption Premium” means four percent (4%) of the Principal amount being redeemed or paid.

(q)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(r)             RESERVED

(s)            RESERVED

(t)           “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(u)           “Trading Day” means a day on which the Ordinary Shares are quoted or traded on a Primary Market on which the Ordinary Shares are then quoted or listed; provided, that in the event that the Ordinary Shares are not listed or quoted, then Trading Day shall mean a Business Day.

(v)           “Transaction Document” means, each of this Debenture, any Other Debentures, and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

(w)          “Underlying Shares” means the Ordinary Shares issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

(x)          “VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market during regular trading hours as reported by Bloomberg through its “Historical Prices - Px Table with Average Daily Volume” functions.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
SONO GROUP N.V.

By:	/s/ Kevin McGurn

Name: Kevin McGurn
Title: CEO and Managing Director

GUARANTY OF PAYMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sono Group N.V. Florida LLC, a Florida limited liability company (the “Guarantor”), hereby absolutely, unconditionally and irrevocably guarantees to the Holder the full and prompt payment when due (whether at stated maturity, by acceleration, redemption, conversion settlement, or otherwise) of all Obligations of Sono Group N.V. under this Convertible Debenture (Debenture Number SEV-10, dated March 10, 2026) (as amended, restated, supplemented or otherwise modified from time to time).

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of March 10, 2026.

GUARANTOR:
SONO GROUP N.V. FLORIDA LLC

By:    /s/ Kevin McGurn__________________________
Name: Kevin McGurn

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO: SONO GROUP N.V.

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Debenture No. SEV-10 into Ordinary Shares of SONO GROUP N.V., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Principal Amount to be Converted:

Accrued Interest to be Converted:

Total Conversion Amount to be converted:

Fixed Conversion Price:

Variable Conversion Price:

Applicable Conversion Price:

Number of Ordinary Shares to be issued:

Please issue the Ordinary Shares in the following name and deliver them to the following account:

Issue to:

Broker DTC Participant Code:

Account Number:

Authorized Signature:

Name:

Title: